                                                                   EXHIBIT 10.77


                     CONSENT AND WAIVER AND FIRST AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT

        This CONSENT AND WAIVER AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of April 1, 2002, by and among CARDIOVASCULAR VENTURES OF EAST NEW ORLEANS, INC., a Louisiana corporation, CARDIOVASCULAR VENTURES, INC., a Delaware corporation, HEART CENTER OF EAST NEW ORLEANS, L.P., a Louisiana limited partnership, MRI DIAGNOSTIC PARTNERS I, L.P.
- 1986, a Pennsylvania limited partnership, RAYTEL CARDIAC SERVICES, INC., a Delaware corporation, RAYTEL GRANADA HILLS, INC., a Delaware corporation, RAYTEL IMAGING HOLDINGS, INC., a Delaware corporation, RAYTEL IMAGING NETWORK, INC., a Delaware corporation, RAYTEL NUCLEAR IMAGING - WEST HOUSTON, INC., a Delaware corporation, SAN LUIS OBISPO MEDICAL IMAGING CENTER, A CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership, and RAYTEL MEDICAL CORPORATION, a Delaware corporation (collectively, "Borrowers"), and HEALTHCARE BUSINESS CREDIT CORPORATION, a Delaware corporation ("Lender"). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed in the Loan Agreement (as hereinafter defined).

                                   BACKGROUND

        WHEREAS, Borrowers and Lender are party to a certain Loan and Security Agreement dated November 15, 2001 (as amended, restated, supplemented or modified from time to time, the "Loan Agreement"); and

        WHEREAS, Raytel Medical Corporation ("RMC"), SHL TeleMedicine Ltd. ("Parent"), and SHL TeleMedicine Acquisition Corp. ("Acquisition Co."), an indirect wholly-owned subsidiary of Parent, are parties to an Agreement and Plan of Merger dated as of February 7, 2002 between Parent, Acquisition Co. and RMC filed with the SEC as of February 19, 2002 (the "Merger Agreement"), pursuant to which Acquisition Co. has commenced a tender offer to purchase 100% of the issued and outstanding common stock (the "Stock Purchase") in RMC, pursuant to the terms of the Offer to Purchase for Cash all Outstanding Shares of Common Stock (Including the Associated Preferred Stock Purchase Rights) of Raytel Medical Corporation at $10.25 Net Per Share by Acquisition Co. filed with the United States Securities and Exchange Commission ("SEC") as of February 22, 2002; and

        WHEREAS, after the Stock Purchase, Acquisition Co. proposes to merge with and into RMC, with RMC being the surviving entity of such merger (the "Merger"; and together with the Stock Purchase, the "Acquisition"), pursuant to the Merger Agreement; and

        WHEREAS, RMC, as the surviving entity of the Merger, will continue to be liable as a Borrower under the Loan Agreement and otherwise bound by the Loan Documents in accordance with their respective terms; and

        WHEREAS, in connection with the Stock Purchase, SHL TeleMedicine North America, Inc. ("SHL North America") proposes to make loans to Acquisition Co. in the aggregate principal amount of Thirty Million Five Hundred Thousand and 00/100 Dollars ($30,500,000) (collectively, the "Acquisition Loan"), which will become Debt of RMC upon consummation of the Merger; and

        WHEREAS, in connection with the Acquisition and the Acquisition Loan, Borrowers have requested that Lender (i) consent to the Merger, the Stock Purchase and the Acquisition Loan, (ii) waive the Events of Default and Unmatured Events of Default which will occur as a result of the Merger, the Stock Purchase and the Acquisition Loan, and (iii) modify certain terms and conditions of the Loan Agreement; and

        WHEREAS, Lender is willing to (i) consent to the Merger, the Stock Purchase and the Acquisition Loan, (ii) waive the Events of Default and Unmatured Events of Default which will occur as a result of the Merger, the Stock Purchase and the Acquisition Loan, and (iii) modify certain terms and conditions of the Loan Agreement, all on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Consent. Subject to the other terms hereof, Lender consents to the Merger, the Stock Purchase and the Acquisition Loan; provided, however, that such consent shall be revoked and rendered null and void ab initio if the conditions set forth in Paragraph 4 below are not satisfied as and within the time period specified therein.

        2. Waiver.

               a. Borrowers acknowledge and confirm that upon consummation of the Acquisition and the Acquisition Loan, Unmatured Events of Default and Events of Default will occur, as more particularly described in Schedule 2 annexed hereto (the "Listed Defaults"). Borrowers acknowledge and confirm that absent the waiver set forth below in this Paragraph 2, upon the consummation of the Acquisition and the Acquisition Loan, Lender would have the free and unrestricted right, at any time and from time to time, to exercise any and all rights available to Lender under the Loan Agreement and the other Loan Documents.

               b. Subject to the terms hereof, Lender hereby waives each and every Listed Default; provided, however, that such waiver shall be revoked and rendered null and void ab initio if the conditions set forth in Paragraph 4 below are not satisfied as and within the time period specified therein.

               c. Borrowers acknowledge that Lender in entering into this Agreement is relying entirely on descriptions of the financial condition of Parent and the impact of the proposed transactions on Borrowers, and on documents relating to the structure and results of the proposed transactions, which have been provided by Borrowers and Parent (with respect to Parent, such descriptions are set forth in filings made with the SEC on March 5, 2002), and agree that the waiver and consent set forth herein shall, therefore, in all instances be construed narrowly. Lender expressly reserves all rights and remedies available to it as a result of any

Unmatured Events of Default or Events of Default which are not Listed Defaults, and Borrowers acknowledge and agree that if any Event of Default other than a Listed Default occurs, or if the conditions contained in Paragraph 4 below are not satisfied as required therein, Lender shall have available to it, and be able to exercise, all of the rights and remedies accorded to it under the Loan Agreement and other Loan Documents, to the same extent as Lender would be entitled if the consent and waiver set forth herein had never been part of this Agreement.

        3. Amendments to Loan Agreement. From and after the date of consummation of the Stock Purchase (the "Effective Date"), all references to the Loan Agreement in the Loan Documents shall mean and refer to the Loan Agreement as modified as follows:

               a. The definition of "Agreement" set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                      "AGREEMENT" means this Loan and Security Agreement, as same may be hereafter amended, revised, restated, supplemented or otherwise modified, including without limitation as amended by the First Amendment.

               b. The definition of "Continuing Director" set forth in Section
1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                      "CONTINUING DIRECTOR" means (a) prior to the Effective Time (as defined in the Merger Agreement), any member of the board of directors of RMC who was a director of RMC on the Closing Date or becomes a director as a nominee of Purchaser as defined in and in accordance with the Merger Agreement, and (b) after the Effective Time, any individual who becomes a member of the board of directors of RMC pursuant to the merger of SHL TeleMedicine Acquisition Corp. with and into RMC in accordance with the Merger Agreement, and any individual who becomes a member of the board of directors of RMC after the Effective Time, if such individual was appointed or nominated for election to the board of directors of RMC by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the board of directors of RMC in office at such Effective Time in an actual or threatened election contest relating to the election of the directors (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended) of RMC and whose initial assumption of office resulted from such contest or the settlement thereof.

               c. A new definition is hereby added to Section 1.1 of the Loan Agreement, such that it appears in proper alphabetical order, as follows:

                      "FIRST AMENDMENT" means the Consent and Waiver and First Amendment to Loan and Security Agreement by and among Borrowers and Lender, dated as of April 1, 2002.

               d. The definition of "Loan Documents" set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                      "LOAN DOCUMENTS" means this Agreement, the Revolving Credit Note, the Imaging Center Security Agreements, the Blocked Account Agreements, the agreements relating to the Lockboxes, the Subordination Agreement, all financing statements and all other agreements, instruments, documents and certificates delivered in connection herewith or therewith.

               e. A new definition is hereby added to Section 1.1 of the Loan Agreement, such that it appears in proper alphabetical order, as follows:

                       "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of February 7, 2002 between SHL TeleMedicine Ltd., SHL TeleMedicine Acquisition Corp. and RMC.

               f. A new definition is hereby added to Section 1.1 of the Loan Agreement, such that it appears in proper alphabetical order, as follows:

                      "SUBORDINATION AGREEMENT" means the Subordination Agreement dated as of April 1, 2002 among RMC, Lender, SHL Acquisition Corp., and SHL TeleMedicine North America, Inc., as such is amended, revised, restated, supplemented or otherwise modified.

               g. Section 2.8 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               2.8 Fees: As of the Closing, Lender shall have fully earned, and Borrowers shall have paid to Lender, a commitment fee ("Commitment Fee") equal to one percent (1%) of the Revolving Loan Commitment. In the event that the Credit Facility is terminated prior to the Maturity Date for any reason at any time, Borrowers shall further pay to Lender a termination fee (the "Termination Fee") in an amount equal to the product of the Revolving Loan Commitment times one percent (1%); provided, however, that the Termination Fee shall be due only if prepayment occurs prior to April 1, 2003, and provided further that Borrowers shall not owe any Termination Fee if prepayment occurs at the direction of Lender in connection with Lender's termination of the Credit Facility, so long as no Event of Default shall have occurred and be continuing immediately prior to such termination.

               h. Exhibits 5.4, 5.5, 5.11, 5.12 and 5.16 to the Loan Agreement are hereby updated as set forth on Schedule 2 annexed hereto.

               i. Section 5.13 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               5.13 Compliance with Laws:

               (a) Except as set forth in the Plea Bargain Agreement, the Settlement Agreement or in EXHIBIT 5.13(a) annexed hereto, no Borrower is in violation of, has received written notice that it is in violation of, and no Borrower has knowingly caused any Person to violate, any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof (including without limitation, environmental laws and regulations), which violation would have a reasonable likelihood of resulting in or causing a material adverse effect on such Borrower's business, financial condition or Property or a Material Adverse Effect.

               (b) Except as set forth in EXHIBIT 5.13(b) annexed hereto, each Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions, subject to any revisions or adjustment to RMC's historical financial statements as may be required in response to the SEC Comment Letter, provided that Borrowers agree that any such revisions and adjustments, taken together, shall not have a Material Adverse Effect.

               j. A new exhibit is hereby added to the Loan Agreement and designated as EXHIBIT 5.13(a) thereto, as set forth on Schedule 4 annexed hereto.

               k. A new exhibit is hereby added to the Loan Agreement and designated as EXHIBIT 5.13(b) thereto, as set forth on Schedule 4 annexed hereto.

               l. Section 7.8 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               7.8 Distributions: RMC shall not declare or pay or make any forms of Distributions to its shareholders, their successors or assigns, except as permitted by Section 4 of the Subordination Agreement and after prior written notice to Lender or receipt of Lender's prior written consent to such payment, if such prior written notice or prior written consent is required by Section 4 of the Subordination Agreement.

        4. Conditions to Consent and Waiver; Separate Covenant to Satisfy Conditions. As conditions of the consent set forth in Paragraph 1 above and the waiver set forth in Paragraph 2 above, Borrowers shall satisfy each of the following conditions on or before the date specified:

               a. On the date hereof, Borrowers shall duly execute and deliver this Agreement to Lender;

               b. On or before April 8, 2002, Borrowers shall cause to be delivered to Lender opinions of counsel to Borrowers that, after giving effect to the Acquisition, the Loan Agreement and the other Loan Documents will continue to be legal, valid and binding against Borrowers (including without limitation RMC), enforceable in accordance with their respective terms, that this Agreement and the Subordination Agreement are legal, valid and binding against the Borrowers, enforceable in accordance with their respective terms, and such other opinions of counsel as Lender may reasonably request, in form and substance satisfactory to Lender;

               c. On or before April 8, 2002, all instruments, agreements and documents, together with all amendments and schedules and exhibits thereto, evidencing, securing or otherwise setting forth terms and conditions of the Acquisition and the Acquisition Loan (the "Acquisition Documents") shall have been delivered to Lender, and such Acquisition Documents (i) are true, correct and complete, and in full force and effect, (ii) are reasonably satisfactory to Lender in all material respects, and (iii) set forth terms which are substantially consistent with the terms described to Lender and set forth in any Acquisition Documents delivered to Lender by Borrowers prior to the date hereof;

               d. On or before the date of the Acquisition Loan, any documents or instruments relating to the Acquisition Loan shall be in form and substance satisfactory to Lender and no other obligations or liabilities (whether direct or indirect) shall be incurred by RMC or Acquisition Co. in connection with the Acquisition other than (i) the Acquisition Loan, (ii) reasonable investment banking fees and expenses and reasonable attorneys' fees and expenses of RMC and Acquisition Co., and (iii) liabilities of RMC for employee retention bonuses, severance payments and option payments and certain other obligations and liabilities of RMC and Acquisition Co., all as set forth on Schedule 3 annexed hereto;

               e. On or before the date of the Acquisition Loan, SHL North America, Acquisition Co., RMC and Lender shall duly execute and deliver a subordination agreement in form and substance satisfactory to Lender (the "Subordination Agreement");

               f. On or before July 1, 2002, Borrowers shall provide such financial information as Lender may reasonably request regarding Borrowers, including without limitation budgets, business/operating plans and projections for the 2002 and 2003 fiscal years; and

               g. As of the date of this Agreement and as of each date through and including the date on which all of the foregoing conditions in this Section 4 are satisfied, all of the representations and warranties made by Borrowers in Paragraph 5 below shall be true, complete and accurate.

Borrowers separately covenant to satisfy each of the foregoing conditions on or before the date specified for each condition, time being of the essence in all instances.

        5. Borrowers' Representations and Warranties. Borrowers hereby represent and warrant to Lender as follows:

               a. All of the representations and warranties made by Borrowers in the Loan Agreement and the other Loan Documents remain true, complete and accurate as of the date hereof, except to the extent (i) such representations and warranties were expressly made as of a specified date, or (ii) Exhibits 5.4, 5.5, 5.11, 5.12 and 5.16 to the Loan Agreement are to be updated and new Exhibits 5.13(a) and 5.13(b) is to be added to the Loan Agreement on the Effective Date pursuant to Section 3g above.

               b. No Event of Default and no Unmatured Event of Default exists, and no event has occurred which with notice or lapse of time or both would constitute an Unmatured Event of Default or an Event of Default under the Loan Agreement and other Loan Documents, other than the Listed Defaults identified on
Schedule 2 hereto.

               c. The execution and performance by Borrowers of this Agreement and the Acquisition Documents have been duly authorized by all necessary corporate action, will not violate any provision of law applicable to Borrowers or any provision of their respective charters or by-laws, will not result in a breach of or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Borrowers pursuant to any indenture or other agreement or instrument by which Borrowers or any of their respective properties may be bound or affected, other than the Listed Defaults identified on Schedule 2 hereto.

               d. This Agreement, the Loan Agreement and the other Loan Documents constitute, and with respect to the Loan Agreement and the other Loan Documents will constitute after giving effect to the Acquisition, the legal, valid and binding agreements of Borrowers, enforceable in accordance with their respective terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally.

               e. All Acquisition Documents have been delivered to Lender, and such Acquisition Documents are true, correct and complete, and in full force and effect.

               f. Upon consummation of the Merger RMC shall be the surviving entity and as such surviving entity shall continue to be liable as a Borrower under the Loan Agreement and otherwise bound by the Loan Documents in accordance with their respective terms, and no Borrower has, or will have after giving effect to the Acquisition, any claims, defenses or set-offs to its respective obligations under the Loan Agreement and other Loan Documents.

        6. Payment of Expenses. Borrowers shall pay any and all fees due and payable in connection with this Agreement and all costs and expenses (including, without limitation, attorneys' fees) incurred by Lender in connection with this Agreement and the Subordination Agreement.

        7. Event of Default. A breach of any covenant, representation or warranty set forth in this Agreement by Borrowers shall constitute an Event of Default under the Loan Agreement.

        8. Effect of Agreement. Except as expressly amended and supplemented in Paragraph 3 above, the Loan Agreement and the other Loan Documents in effect as of the date hereof shall remain in full force and effect, unmodified, and are enforceable against Borrowers in accordance with their respective terms.

        9. Further Modifications. This Agreement contains all of the modifications to the Loan Agreement, and no further or other modifications to the Loan Agreement shall be effective unless in writing executed by Lender and Borrowers.

        10. Binding Effect. This Agreement shall extend to and bind the parties hereto and their respective successors and assigns.

        11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

        12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same document. This Agreement shall extend to and bind the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the undersigned parties have executed this Consent and Waiver Agreement and First Amendment to Loan and Security Agreement as of the day and year first above written.


                                    HEALTHCARE BUSINESS CREDIT
                                    CORPORATION


                                    By: /s/ Michael D. Gervals
                                        ----------------------------------------
                                        Name: Michael D. Gervals
                                        Title: Vice President--Portfolio
                                               Management



                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

                                    CARDIOVASCULAR VENTURES OF EAST
                                    NEW ORLEANS, INC.


                                    By: /s/ John F. Lawler
                                        ----------------------------------------
                                        Name: John F. Lawler
                                        Title: CFO/VP

                                    CARDIOVASCULAR VENTURES, INC.


                                    By: /s/ John F. Lawler
                                        ----------------------------------------
                                        Name: John F. Lawler
                                        Title: CFO/VP

                                    HEART CENTER OF EAST NEW ORLEANS, L.P.

                                    By:  Cardiovascular Ventures of East New
                                            Orleans, Inc., its General Partner

                                    By: /s/ John F. Lawler
                                        ----------------------------------------
                                        Name: John F. Lawler
                                        Title: CFO/VP

                                    MRI DIAGNOSTIC PARTNERS I, L.P. - 1986

                                    By:  Raytel Imaging Holdings, Inc.,
                                           its General Partner


                                    By: /s/ John F. Lawler
                                        ----------------------------------------
                                        Name: John F. Lawler
                                        Title: CFO/VP

                                    RAYTEL CARDIAC SERVICES, INC.


                                    By: /s/ John F. Lawler
                                        ----------------------------------------
                                        Name: John F. Lawler
                                        Title: CFO/VP


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                    RAYTEL GRANADA HILLS, INC.


                                    By: /s/ John F. Lawler
                                        ----------------------------------------
                                        Name: John F. Lawler
                                        Title: CFO/VP


                                    RAYTEL IMAGING HOLDINGS, INC.


                                    By: /s/ John F. Lawler
                                        ----------------------------------------
                                        Name: John F. Lawler
                                        Title: CFO/VP

                                    RAYTEL IMAGING NETWORK, INC.


                                    By: /s/ John F. Lawler
                                        ----------------------------------------
                                        Name: John F. Lawler
                                        Title: CFO/VP

                                    RAYTEL MEDICAL CORPORATION


                                    By: /s/ John F. Lawler
                                        ----------------------------------------
                                        Name: John F. Lawler
                                        Title: CFO/VP

                                    RAYTEL NUCLEAR IMAGING - WEST
                                            HOUSTON, INC.

                                    By: /s/ John F. Lawler
                                        ----------------------------------------
                                        Name: John F. Lawler
                                        Title: CFO/VP

                                    SAN LUIS OBISPO MEDICAL IMAGING
                                            CENTER, A CALIFORNIA LIMITED
                                            PARTNERSHIP

                                    By:  Raytel Imaging Holdings, Inc.,
                                           its General Partner

                                    By: /s/ John F. Lawler
                                        ----------------------------------------
                                        Name: John F. Lawler
                                        Title: CFO/VP

                                   SCHEDULE 1

       SUPPLEMENTAL DISCLOSURES FOR EXHIBITS 5.4, 5.5, 5.11, 5.12 AND 5.16
                              TO THE LOAN AGREEMENT

                                   SCHEDULE 2

                                 LISTED DEFAULTS

        1) A breach of Section 7.1(b) of the Loan Agreement will occur upon consummation of the Merger as a result of SHL North America's merger with and into RMC;

        2) A breach of Section 7.4(a) of the Loan Agreement will occur upon consummation of the Acquisition Loan and the Acquisition as a result of the Acquisition Loan constituting a loan from an Affiliate which is not engaged in a business substantially related to the business conducted by Borrowers and occurring not in the ordinary course of business;

        3) A breach of Section 7.7 of the Loan Agreement will occur upon consummation of the Stock Purchase, as a result of actions meeting the criteria set forth in subparagraphs (a) and (b) in the definition of Change of Control; and

        4) A breach of Section 7.10 of the Loan Agreement will occur upon consummation of the Acquisition Loan and the Acquisition, as a result of the Acquisition Loan constituting Debt in excess of $2,000,000.00 which is not expressly permitted under the Loan Agreement.

                                   SCHEDULE 3

          OTHER LIABILITIES INCURRED IN CONNECTION WITH THE ACQUISITION

        RMC and Acquisition Co. incurred the following additional obligations and liabilities in connection with the Acquisition:

        1) Fees and expenses of the Depositary, Dealer Manager and Information Agent for the Tender Offer (as defined in the tender offer statement relating to the Stock Purchase);

        2) Costs of preparing and mailing the tender offer documents and proxy statement to stockholders of RMC;

        3) SEC filing fees;

        4) The contingent liability to pay a Termination Fee and reimburse Parent for its expenses in certain circumstances (per Section 8.03 of the Merger Agreement);

        5) Fees and expenses of counsel to the Lenders in connection with this Consent and Waiver and First Amendment to Loan and Security Agreement and the Subordination Agreement;

        6) In December 2001, RMC's Board of Directors approved a bonus of $150,000, payable to Richard F. Bader, Chairman and Chief Executive Officer, conditioned upon the successful conclusion of the Acquisition, and a pool of $200,000 for bonuses to other employees instrumental in the successful conclusion of such Acquisition, such amount to be allocated by Mr. Bader;

        7) In connection with the formation of a special committee of RMC's board of directors to consider and review the acquisition proposals RMC received, RMC's board of directors authorized the payment to each member of the special committee of a one-time fee of $35,000, as compensation for the time spent considering, and participating in negotiations and deliberations respecting, business combination proposals received by RMC. The RMC directors who comprise the special committee are Gene I. Miller and Allan Zinberg;

        8) The obligation of RMC to take certain actions in support of the tender offer and the Merger (per Section 1.02 of the Merger Agreement);

        9) The obligations to facilitate the election of directors designated by Parent under certain circumstances (per Section 1.03 of the Merger Agreement);

        10) The obligation to take certain action with respect to RMC's stock options and Employee Stock Purchase Plan (per Section 3.04 of the Merger Agreement);



                             SCHEDULE 3 - CONTINUED

        11) The obligation to conduct its operations in the ordinary course of business and to refrain from taking certain specified actions without Parent's prior written consent (per Section 6.01 of the Merger Agreement);

        12) The obligation to cause a meeting of its stockholders, if required, for the purpose of approving the Merger (per Section 6.03 of the Merger Agreement);

        13) The obligation to provide Parent access to information (per Section
6.04 of the Merger Agreement);

        14) The obligation to refrain from soliciting competing acquisition proposals and engaging in related activities (per Section 6.04 of the Merger Agreement);

        15) The obligation to use its commercially reasonable best efforts to cause the Merger and the other transactions contemplated by the Merger Agreement to be consummated (per Section 6.06 of the Merger Agreement);

        16) As the "Surviving Corporation" in the Merger, to indemnify its current and former directors and officers. (Section 6.07 of the Merger Agreement); and

        17) As the Surviving Corporation, to provide certain employee benefits following the Merger (per Section 6.08 of the Merger Agreement).